Exhibit 31.2

CERTIFICATION

I, John F. Hawkins, Senior Vice President and Chief Financial Officer, certify that:

1.	I have reviewed this Form 10-Q/A of Parke Bancorp, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 27, 2015	/s/ John F. Hawkins
John F. Hawkins
Senior Vice President and Chief Financial Officer